                                 Exhibit 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 18, 1994, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.


                                                            Arthur Andersen LLP


Memphis, Tennessee
February 13, 1995